                                                                   EXHIBIT 3.2




                                     BYLAWS
                                       OF
                                AMAZON.COM, INC.



















ORIGINALLY ADOPTED ON MAY 28, 1996
AMENDMENTS ARE LISTED ON P. I

                                AMAZON.COM, INC.
                                   AMENDMENTS

                                                                   Date of
  Section                   Effect of Amendment                   Amendment
  ----------    -------------------------------------------    --------------

                                    CONTENTS

SECTION 1.       OFFICES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1
SECTION 2.       STOCKHOLDERS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1
         2.1     Annual Meeting   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1
         2.2     Special Meetings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1
         2.3     Place of Meeting   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1
         2.4     Notice of Meeting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2
         2.5     Business for Stockholders' Meetings  . . . . . . . . . . . . . . . . . . . . .      2
                    2.5.1         Business at Annual Meetings   . . . . . . . . . . . . . . . .      2
                    2.5.2         Business at Special Meetings  . . . . . . . . . . . . . . . .      3
                    2.5.3         Notice to Corporation   . . . . . . . . . . . . . . . . . . .      3
         2.6     Waiver of Notice   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3
                    2.6.1         Waiver in Writing   . . . . . . . . . . . . . . . . . . . . .      3
                    2.6.2         Waiver by Attendance  . . . . . . . . . . . . . . . . . . . .      3
         2.7     Fixing of Record Date for Determining Stockholders   . . . . . . . . . . . . .      4
                    2.7.1         Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . .      4
                    2.7.2         Consent to Corporate Action Without a Meeting   . . . . . . .      4
                    2.7.3         Dividends, Distributions and Other Rights   . . . . . . . . .      4
         2.8     Voting List  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      5
         2.9     Quorum   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      5
         2.10    Manner of Acting   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      5
         2.11    Proxies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      6
                    2.11.1        Appointment   . . . . . . . . . . . . . . . . . . . . . . . .      6
                    2.11.2        Delivery to Corporation; Duration   . . . . . . . . . . . . .      6
         2.12    Voting of Shares   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      6
         2.13    Voting for Directors   . . . . . . . . . . . . . . . . . . . . . . . . . . . .      6
         2.14    Action by Stockholders Without a Meeting   . . . . . . . . . . . . . . . . . .      7
         2.15    Inspectors of Election   . . . . . . . . . . . . . . . . . . . . . . . . . . .      7
                    2.15.1        Appointment   . . . . . . . . . . . . . . . . . . . . . . . .      7
                    2.15.2        Duties  . . . . . . . . . . . . . . . . . . . . . . . . . . .      8
SECTION 3.       BOARD OF DIRECTORS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      8
         3.1     General Powers   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      8
         3.2     Number and Tenure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      8
         3.3     Nomination and Election.   . . . . . . . . . . . . . . . . . . . . . . . . . .      9
                    3.3.1         Nomination  . . . . . . . . . . . . . . . . . . . . . . . . .      9
                    3.3.2         Election  . . . . . . . . . . . . . . . . . . . . . . . . . .     10
         3.4     Annual and Regular Meetings  . . . . . . . . . . . . . . . . . . . . . . . . .     10
         3.5     Special Meetings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     10
         3.6     Meetings by Telephone  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     10
         3.7     Notice of Special Meetings   . . . . . . . . . . . . . . . . . . . . . . . . .     10





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

                    3.7.1         Personal Delivery   . . . . . . . . . . . . . . . . . . . . .     10
                    3.7.2         Delivery by Mail  . . . . . . . . . . . . . . . . . . . . . .     11
                    3.7.3         Delivery by Private Carrier   . . . . . . . . . . . . . . . .     11
                    3.7.4         Facsimile Notice  . . . . . . . . . . . . . . . . . . . . . .     11
                    3.7.5         Delivery by Telegraph   . . . . . . . . . . . . . . . . . . .     11
                    3.7.6         Oral Notice   . . . . . . . . . . . . . . . . . . . . . . . .     11
         3.8     Waiver of Notice   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     11
                    3.8.1         In Writing  . . . . . . . . . . . . . . . . . . . . . . . . .     11
                    3.8.2         By Attendance   . . . . . . . . . . . . . . . . . . . . . . .     12
         3.9     Quorum   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     12
         3.10    Manner of Acting   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     12
         3.11    Presumption of Assent  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     12
         3.12    Action by Board or Committees Without a Meeting  . . . . . . . . . . . . . . .     12
         3.13    Resignation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     12
         3.14    Removal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     13
         3.15    Vacancies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     13
         3.16    Committees   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     13
                    3.16.1        Creation and Authority of Committees  . . . . . . . . . . . .     13
                    3.16.2        Audit Committee   . . . . . . . . . . . . . . . . . . . . . .     14
                    3.16.3        Compensation Committee  . . . . . . . . . . . . . . . . . . .     14
                    3.16.4        Nominating and Organization Committee   . . . . . . . . . . .     14
                    3.16.5        Minutes of Meetings   . . . . . . . . . . . . . . . . . . . .     15
                    3.16.6        Quorum and Manner of Acting   . . . . . . . . . . . . . . . .     15
                    3.16.7        Resignation   . . . . . . . . . . . . . . . . . . . . . . . .     15
                    3.16.8        Removal   . . . . . . . . . . . . . . . . . . . . . . . . . .     15
         3.17    Compensation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     15
SECTION 4.       OFFICERS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     16
         4.1     Number   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     16
         4.2     Election and Term of Office  . . . . . . . . . . . . . . . . . . . . . . . . .     16
         4.3     Resignation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     16
         4.4     Removal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     16
         4.5     Vacancies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     16
         4.6     Chairman of the Board  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     17
         4.7     Chief Executive Officer  . . . . . . . . . . . . . . . . . . . . . . . . . . .     17
         4.8     President  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     17
         4.9     Vice President   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     17
         4.10    Secretary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     18
         4.11    Treasurer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     18
         4.12    Salaries   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     18
SECTION 5.       CONTRACTS, LOANS, CHECKS AND DEPOSITS  . . . . . . . . . . . . . . . . . . . .     18
         5.1     Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     18
         5.2     Loans to the Corporation   . . . . . . . . . . . . . . . . . . . . . . . . . .     18
         5.3     Checks, Drafts, Etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . .     18





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
         5.4     Deposits   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     19
SECTION 6.       CERTIFICATES FOR SHARES AND THEIR TRANSFER   . . . . . . . . . . . . . . . . .     19
         6.1     Issuance of Shares   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     19
         6.2     Certificates for Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . .     19
         6.3     Stock Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     19
         6.4     Restriction on Transfer  . . . . . . . . . . . . . . . . . . . . . . . . . . .     20
         6.5     Transfer of Shares   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     20
         6.6     Lost or Destroyed Certificates   . . . . . . . . . . . . . . . . . . . . . . .     20
         6.7     Shares of Another Corporation  . . . . . . . . . . . . . . . . . . . . . . . .     20
SECTION 7.       BOOKS AND RECORDS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     21
SECTION 8.       ACCOUNTING YEAR  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     21
SECTION 9.       SEAL   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     21
SECTION 10.      INDEMNIFICATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     21
         10.1    Right to Indemnification   . . . . . . . . . . . . . . . . . . . . . . . . . .     21
         10.2    Right of Indemnitee to Bring Suit  . . . . . . . . . . . . . . . . . . . . . .     22
         10.3    Nonexclusivity of Rights   . . . . . . . . . . . . . . . . . . . . . . . . . .     22
         10.4    Insurance, Contracts and Funding   . . . . . . . . . . . . . . . . . . . . . .     23
         10.5    Indemnification of Employees and Agents of the Corporation   . . . . . . . . .     23
         10.6    Persons Serving Other Entities   . . . . . . . . . . . . . . . . . . . . . . .     23
         10.7    Procedures for the Submission of Claims  . . . . . . . . . . . . . . . . . . .     23
SECTION 11.      AMENDMENTS OR REPEAL   . . . . . . . . . . . . . . . . . . . . . . . . . . . .     23





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                                     BYLAWS
                                       OF
                                AMAZON.COM, INC.

SECTION 1.  OFFICES

         The principal office of the corporation shall be located at its principal place of business or such other place as the Board of Directors (the "Board") may designate. The corporation may have such other offices, either within or without the state of Delaware, as the Board may designate or as the business of the corporation may require from time to time.

SECTION 2.  STOCKHOLDERS

         2.1         ANNUAL MEETING

         The annual meeting of the stockholders shall be held the second Thursday of May in each year at the principal office of the corporation or such other place designated by the Board for the purpose of electing Directors and transacting such other business as may properly come before the meeting. If the day fixed for the annual meeting is a legal holiday at the place of the meeting, the meeting shall be held on the next succeeding business day. If the annual meeting is not held on the date designated therefor, the Board shall cause the meeting to be held as soon thereafter as may be convenient. At any time prior to the commencement of the annual meeting, the Board may postpone the annual meeting for a period of up to 120 days from the date fixed for such meeting in accordance with this subsection 2.1.

         2.2         SPECIAL MEETINGS

         The Chairman of the Board, the President, the Board or the holders of not less than 30 percent of all the outstanding shares of the corporation entitled to vote on any issue proposed to be considered at the meeting may call special meetings of the stockholders for any purpose.

         2.3         PLACE OF MEETING

         All meetings shall be held at the principal office of the corporation or at such other place within or without the State of Delaware designated by the Board, by any persons entitled to call a meeting hereunder or in a waiver of notice signed by all of the stockholders entitled to notice of the meeting.

         2.4         NOTICE OF MEETING

         The Chairman of the Board, the President, the Secretary, the Board, or stockholders calling an annual or special meeting of stockholders as provided for herein, shall cause to be delivered to each stockholder entitled to notice of or to vote at the meeting either personally or by mail, not less than 10 nor more than 60 days before the meeting, written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Upon written request by the holders of not less than the number of outstanding shares of the corporation specified in subsection 2.2 hereof and entitled to vote at the meeting, it shall be the duty of the Secretary to give notice of a special meeting of stockholders to be held on such date and at such place and hour as the Secretary may fix, not less than 10 nor more than 60 days after receipt of said request, and if the Secretary shall neglect or refuse to issue such notice, the person making the request may do so and may fix the date for such meeting. If such notice is mailed, it shall be deemed delivered when deposited in the official government mail properly addressed to the stockholder at such stockholder's address as it appears on the stock transfer books of the corporation with postage prepaid.
If the notice is telegraphed, it shall be deemed delivered when the content of the telegram is delivered to the telegraph company. Notice given in any other manner shall be deemed delivered when dispatched to the stockholder's address, telephone number or other number appearing on the stock transfer records of the corporation.

         2.5         BUSINESS FOR STOCKHOLDERS' MEETINGS

                     2.5.1           BUSINESS AT ANNUAL MEETINGS

         In addition to the election of directors, other proper business may be transacted at an annual meeting of stockholders, provided that such business must be properly brought before such meeting. To be properly brought before an annual meeting, business must be (a) brought by or at the direction of the Board or (b) brought before the meeting by a stockholder pursuant to written notice thereof, in accordance with subsection 2.5.3 hereof, and received by the Secretary not fewer than 60 nor more than 90 days prior to the date specified in subsection 2.1 hereof for such annual meeting (or if less than 60 days' notice or prior public disclosure of the date of the annual meeting is given or made to the stockholders, not later than the tenth day following the day on which the notice of the date of the annual meeting was mailed or such public disclosure was made). No business shall be conducted at any annual meeting of stockholders except in accordance with this subsection 2.5.1, unless the application of this subsection 2.5.1 to a particular matter is waived in writing by the Board of Directors. If the facts warrant, the Board, or the chairman of an annual meeting of stockholders, may determine and declare that
(a) a proposal does not constitute proper business to be transacted at the meeting or (b) business was not properly brought before the meeting in accordance with the provisions of this subsection 2.5.1 and, if, it is so determined in either case, any such business shall not be transacted. The procedures set forth in this subsection 2.5.1 for business to be properly brought before an annual meeting by a stockholder are in addition to, and not in lieu of, the requirements set forth in Rule 14a-8 under Section 14 of the Securities Exchange Act of 1934, as amended, or any successor provision.

                     2.5.2           BUSINESS AT SPECIAL MEETINGS

         At any special meeting of the stockholders, only such business as is specified in the notice of such special meeting given by or at the direction of the person or persons calling such meeting, in accordance with subsection 2.4 hereof, shall come before such meeting.

                     2.5.3           NOTICE TO CORPORATION

         Any written notice required to be delivered by a stockholder to the corporation pursuant to subsection 2.2, subsection 2.4, subsection 2.5.1 or subsection 2.5.2 hereof must be given, either by personal delivery or by registered or certified mail, postage prepaid, to the Secretary at the corporation's executive offices. Any such stockholder notice shall set forth
(i) the name and address of the stockholder proposing such business; (ii) a representation that the stockholder is entitled to vote at such meeting and a statement of the number of shares of the corporation that are beneficially owned by the stockholder; (iii) a representation that the stockholder intends to appear in person or by proxy at the meeting to propose such business; and
(iv) as to each matter the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, the language of the proposal (if appropriate), and any material interest of the stockholder in such business.

         2.6         WAIVER OF NOTICE

                     2.6.1           WAIVER IN WRITING

         Whenever any notice is required to be given to any stockholder under the provisions of these Bylaws, the Certificate of Incorporation or the General Corporation Law of the State of Delaware, as now or hereafter amended (the "DGCL"), a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                     2.6.2           WAIVER BY ATTENDANCE

         The attendance of a stockholder at a meeting shall constitute a waiver of notice of such meeting, except when a stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.





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
         2.7         FIXING OF RECORD DATE FOR DETERMINING STOCKHOLDERS

                     2.7.1           MEETINGS

         For the purpose of determining stockholders entitled to notice of and to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 60 (or the maximum number permitted by applicable law) nor less than 10 days before the date of such meeting. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of and to vote at the meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

         2.7.2           CONSENT TO CORPORATE ACTION WITHOUT A MEETING

         For the purpose of determining stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than 10 (or the maximum number permitted by applicable law) days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date has been fixed by the Board, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by Chapter 1 of the DGCL, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board and prior action by the Board is required by Chapter 1 of the DGCL, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

           2.7.3           DIVIDENDS, DISTRIBUTIONS AND OTHER RIGHTS

         For the purpose of determining stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 (or the maximum number permitted by applicable law) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

         2.8         VOTING LIST

         At least 10 days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, or any adjournment thereof, shall be made, arranged in alphabetical order, with the address of and number of shares held by each stockholder. This list shall be open to examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. This list shall also be produced and kept at such meeting for inspection by any stockholder who is present.

         2.9         QUORUM

         A majority of the outstanding shares of the corporation entitled to vote, present in person or represented by proxy at the meeting, shall constitute a quorum at a meeting of the stockholders; provided, that where a separate vote by a class or classes is required, a majority of the outstanding shares of such class or classes, present in person or represented by proxy at the meeting, shall constitute a quorum entitled to take action with respect to that vote on that matter. If less than a majority of the outstanding shares entitled to vote are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. If a quorum is present or represented at a reconvened meeting following such an adjournment, any business may be transacted that might have been transacted at the meeting as originally called. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

         2.10        MANNER OF ACTING

         In all matters other than the election of Directors, if a quorum is present, the affirmative vote of the majority of the outstanding shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the vote of a greater number is required by these Bylaws, the Certificate of Incorporation or the DGCL. Where a separate vote by a class or classes is required, if a quorum of such class or classes is present, the affirmative vote of the majority of outstanding shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class or classes, unless the vote of a greater number is required by these Bylaws, the Certificate of Incorporation or the DGCL. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of Directors.

         2.11        PROXIES

                     2.11.1          APPOINTMENT

         Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy. Such authorization may be accomplished by (a) the stockholder or such stockholder's authorized officer, director, employee or agent executing a writing or causing his or her signature to be affixed to such writing by any reasonable means, including facsimile signature or (b) by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission to the intended holder of the proxy or to a proxy solicitation firm, proxy support service or similar agent duly authorized by the intended proxy holder to receive such transmission; provided, that any such telegram, cablegram or other electronic transmission must either set forth or be accompanied by information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission by which a stockholder has authorized another person to act as proxy for such stockholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

                     2.11.2          DELIVERY TO CORPORATION; DURATION

         A proxy shall be filed with the Secretary before or at the time of the meeting or the delivery to the corporation of the consent to corporate action in writing. A proxy shall become invalid three years after the date of its execution unless otherwise provided in the proxy. A proxy with respect to a specified meeting shall entitle the holder thereof to vote at any reconvened meeting following adjournment of such meeting but shall not be valid after the final adjournment thereof.

         2.12        VOTING OF SHARES

         Each outstanding share entitled to vote with respect to the subject matter of an issue submitted to a meeting of stockholders shall be entitled to one vote upon each such issue.

         2.13        VOTING FOR DIRECTORS

         Each stockholder entitled to vote at an election of Directors may vote, in person or by proxy, the number of shares owned by such stockholder for as many persons as there are Directors to be elected and for whose election such stockholder has a right to vote; provided, however, that no cumulative voting shall be permitted in the election of Directors.

         2.14        ACTION BY STOCKHOLDERS WITHOUT A MEETING

         Subject to the following paragraph, any action that is properly brought before the stockholders by or at the direction of the Board of Directors and that could be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall (a) be signed by the holders of outstanding shares of capital stock entitled to be voted with respect to the subject matter thereof having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted (as determined in accordance with subsection 2.6.2 hereof) and (b) be delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the records of proceedings of meetings of stockholders. Delivery made to the corporation's registered office shall be by hand or by certified mail or registered mail, return receipt requested. Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless written consents signed by the requisite number of stockholders entitled to vote with respect to the subject matter thereof are delivered to the corporation, in the manner required by this
Section 2, within 60 (or the maximum number permitted by applicable law) days of the earliest dated consent delivered to the corporation in the manner required by this Section 2. The validity of any consent executed by a proxy for a stockholder pursuant to a telegram, cablegram or other means of electronic transmission transmitted to such proxy holder by or upon the authorization of the stockholder shall be determined by or at the direction of the Secretary. A written record of the information upon which the person making such determination relied shall be made and kept in the records of the proceedings of the stockholders. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Any such consent shall be inserted in the minute book as if it were the minutes of a meeting of the stockholders.

         2.15        INSPECTORS OF ELECTION

                     2.15.1          APPOINTMENT

         In advance of any meeting of stockholders after this corporation has become a Public Company (as defined below), the Board shall appoint one or more persons to act as inspectors of election at such meeting and to make a written report thereof. The Board may designate one or more persons to serve as alternate inspectors to serve in place of any inspector who is unable or fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chairman of such meeting shall appoint one or more persons to act as inspector of elections at such meeting. This corporation shall be a "Public Company" upon the earliest of (a) a vote by the Board of Directors of the corporation designating the corporation a Public Company, (b) when a registration statement filed by the corporation under the Securities Act of 1933, as amended, in connection with an offering of the corporation's securities to the public first becomes effective or (c) upon the effective date of the registration of the corporation's securities pursuant to Section 12 of the Securities Exchange Act of 1934, as amended.

                     2.15.2          DUTIES

         The inspectors of election shall:

                 (a) ascertain the number of shares of the corporation outstanding and the voting power of each such share;

                 (b) determine the shares represented at the meeting and the validity of proxies and ballots;

                 (c)      count all votes and ballots;

                 (d) determine and retain for a reasonable period of time a record of the disposition of any challenges made to any determination by them; and

                 (e) certify their determination of the number of shares represented at the meeting and their count of the votes and ballots.

         The validity of any proxy or ballot shall be determined by the inspectors of election in accordance with the applicable provisions of these Bylaws and the DGCL as then in effect. In determining the validity of any proxy transmitted by telegram, cablegram or other electronic transmission, the inspectors shall record in writing the information upon which they relied in making such determination. Each inspector of elections shall, before entering upon the discharge of his or her duties, take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors of election may appoint or retain other persons or entities to assist them in the performance of their duties.

SECTION 3.  BOARD OF DIRECTORS

         3.1         GENERAL POWERS

         The business and affairs of the corporation shall be managed by the Board.

         3.2         NUMBER AND TENURE

         The Board shall be composed of not less than one nor more than nine Directors, the specific number to be set by resolution of the Board. No decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director. Each Director shall serve for the term he or she was elected, or until his or her successor shall have been elected and qualified, or until his or her death, resignation or removal from office. Directors need not be stockholders of the corporation or residents of the State of Delaware.

         3.3         NOMINATION AND ELECTION.

                     3.3.1           NOMINATION

         Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors. Nominations for the election of Directors may be made (a) by or at the direction of the Board or
(b) by any stockholder of record entitled to vote for the election of Directors at such meeting; provided, however, that a stockholder may nominate persons for election as Directors only if written notice (in accordance with subsection
2.5.3 hereof) of such stockholder's intention to make such nominations is received by the Secretary not later than (i) with respect to an election to be held at an annual meeting of stockholders, not fewer than 60 nor more than 90 days prior to the date specified in subsection 2.1 hereof for such annual meeting (or if less than 60 days' notice or prior public disclosure of the date of the annual meeting is given or made to the stockholders, not later than the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made) and (ii) with respect to an election to be held at a special meeting of stockholders for the election of Directors, the close of business on the seventh business day following the date on which notice of such meeting is first given to stockholders. Any such stockholder's notice shall set forth (a) the name and address of the stockholder who intends to make a nomination; (b) a representation that the stockholder is entitled to vote at such meeting and a statement of the number of shares of the corporation that are beneficially owned by the stockholder;
(c) a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;
(d) as to each person the stockholder proposes to nominate for election or re-election as a Director, the name and address of such person and, if the corporation is then a Public Company, such other information regarding such nominee as would be required in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had such nominee been nominated by the Board, and a description of any arrangements or understandings, between the stockholder and such nominee and any other persons (including their names), pursuant to which the nomination is to be made; and (e) the consent of each such nominee to serve as a Director if elected. If the facts warrant, the Board, or the chairman of a stockholders' meeting at which Directors are to be elected, may determine and declare that a nomination was not made in accordance with the foregoing procedure and, if it is so determined, the defective nomination shall be disregarded. The procedures set forth in this subsection
3.3 for nomination for the election of Directors by stockholders are in addition to, and not in limitation of, any procedures now in effect or hereafter adopted by or at the direction of the Board or any committee thereof.

                     3.3.2           ELECTION

         At each election of Directors, the persons receiving the greatest number of votes shall be the Directors.

         3.4         ANNUAL AND REGULAR MEETINGS

         An annual Board meeting shall be held without notice immediately after and at the same place as the annual meeting of stockholders. By resolution, the Board or any committee designated by the Board may specify the time and place either within or without the State of Delaware for holding regular meetings thereof without other notice than such resolution.

         3.5         SPECIAL MEETINGS

         Special meetings of the Board or any committee appointed by the Board may be called by or at the request of the Chairman of the Board, the Chief Executive Officer, the President, the Secretary or, in the case of special Board meetings, any Director, and, in the case of any special meeting of any committee appointed by the Board, by the Chairman thereof. The person or persons authorized to call special meetings may fix any place either within or without the State of Delaware as the place for holding any special meeting called by them.

         3.6         MEETINGS BY TELEPHONE

         Members of the Board or any committee designated by the Board may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting.

         3.7         NOTICE OF SPECIAL MEETINGS

         Notice of a special Board or committee meeting stating the place, day and hour of the meeting shall be given to a Director in writing or orally by telephone or in person. Neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice of such meeting.

                     3.7.1           PERSONAL DELIVERY

         If notice is given by personal delivery, the notice shall be effective if delivered to a Director at least two days before the meeting.

                     3.7.2           DELIVERY BY MAIL

         If notice is delivered by mail, the notice shall be deemed effective if deposited in the official government mail properly addressed to a Director at his or her address shown on the records of the corporation with postage prepaid at least five days before the meeting.

                     3.7.3           DELIVERY BY PRIVATE CARRIER

         If notice is given by private carrier, the notice shall be deemed effective when dispatched to a Director at his or her address shown on the records of the corporation at least three days before the meeting.

                     3.7.4           FACSIMILE NOTICE

         If notice is delivered by wire or wireless equipment that transmits a facsimile of the notice, the notice shall be deemed effective when dispatched at least two days before the meeting to a Director at his or her telephone number or other number appearing on the records of the corporation.

                     3.7.5           DELIVERY BY TELEGRAPH

         If notice is delivered by telegraph, the notice shall be deemed effective if the content thereof is delivered to the telegraph company at least two days before the meeting for delivery to a Director at his or her address shown on the records of the corporation.

                     3.7.6           ORAL NOTICE

         If notice is delivered orally, by telephone or in person, the notice shall be deemed effective if personally given to the Director at least two days before the meeting.

         3.8         WAIVER OF NOTICE

                     3.8.1           IN WRITING

         Whenever any notice is required to be given to any Director under the provisions of these Bylaws, the Certificate of Incorporation or the DGCL, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board or any committee appointed by the Board need be specified in the waiver of notice of such meeting.

                     3.8.2           BY ATTENDANCE

         The attendance of a Director at a Board or committee meeting shall constitute a waiver of notice of such meeting, except when a Director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

         3.9         QUORUM

         A majority of the total number of Directors fixed by or in the manner provided in these Bylaws or, if vacancies exist on the Board, a majority of the total number of Directors then serving on the Board, provided, however, that such number may be not less than one-third of the total number of Directors fixed by or in the manner provided in these Bylaws, shall constitute a quorum for the transaction of business at any Board meeting. If less than a majority are present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

         3.10        MANNER OF ACTING

         The act of the majority of the Directors present at a Board or committee meeting at which there is a quorum shall be the act of the Board or committee, unless the vote of a greater number is required by these Bylaws, the Certificate of Incorporation or the DGCL.

         3.11        PRESUMPTION OF ASSENT

         A Director of the corporation present at a Board or committee meeting at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent is entered in the minutes of the meeting, or unless such Director files a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof, or forwards such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. A Director who voted in favor of such action may not dissent.

         3.12        ACTION BY BOARD OR COMMITTEES WITHOUT A MEETING

         Any action that could be taken at a meeting of the Board or of any committee appointed by the Board may be taken without a meeting if a written consent setting forth the action so taken is signed by each of the Directors or by each committee member. Any such written consent shall be inserted in the minute book as if it were the minutes of a Board or a committee meeting.

         3.13        RESIGNATION

         Any Director may resign at any time by delivering written notice to the Chairman of the Board, the Chief Executive Officer, the President, the Secretary or the Board, or to the registered office of the corporation. Any such resignation shall take effect at the time specified therein, or if the time is not specified, upon delivery thereof and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         3.14        REMOVAL

         At a meeting of stockholders called expressly for that purpose, or without a meeting pursuant to Section 2.14 of these Bylaws, one or more members of the Board (including the entire Board) may be removed, with or without cause, by the holders of not less than a majority of the shares entitled to elect the Director or Directors whose removal is sought in the manner provided by these Bylaws.

         3.15        VACANCIES

         Any vacancy occurring on the Board may be filled only by the affirmative vote of a majority of the remaining Directors, whether or not they constitute a quorum of the Board. A Director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office, if any. Any directorship to be filled by reason of an increase in the number of Directors may be filled by the Board for a term of office continuing only until the next election of Directors, and until his or her successor shall be elected and qualify.

         3.16        COMMITTEES

                     3.16.1          CREATION AND AUTHORITY OF COMMITTEES

         The Board may, by resolution passed by a majority of the number of Directors fixed by or in the manner provided in these Bylaws, appoint standing or temporary committees, each committee to consist of one or more Directors of the corporation. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board establishing such committee or as otherwise provided in these Bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that require it; but no such committee shall have the power or authority in reference to (a) amending the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board as provided in Section 151(a) of the DGCL, fix the designations, preferences or rights of such shares to the extent permitted under Section 141 of the DGCL), (b) adopting an agreement of merger or consolidation under Sections 251 or 252 of the DGCL, (c) recommending to the stockholders the sale, lease or exchange or other disposition of all or substantially all of the property and assets of the corporation, (d) recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or (e) amending these Bylaws; and, unless expressly provided by resolution of the Board, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to
Section 253 of the DGCL.

                     3.16.2          AUDIT COMMITTEE

         In addition to any committees appointed pursuant to this subsection 3.16, no later than such time as this corporation may become a Public Company there shall be an Audit Committee, appointed annually by the Board, consisting of at least two Directors who are not members of management. It shall be the responsibility of the Audit Committee, if and when appointed, to review the scope and results of the annual independent audit of books and records of the corporation, to review compliance with all corporate policies which have been approved by the Board and to discharge such other responsibilities as may from time to time be assigned to it by the Board. The Audit Committee shall meet at such times and places as the members deem advisable, and shall make such recommendations to the Board as they consider appropriate.

                     3.16.3          COMPENSATION COMMITTEE

         The Board may, in its discretion, designate a Compensation Committee consisting of one or more Directors as it may from time to time determine. The duties of the Compensation Committee shall consist of the following: (a) to establish and review periodically, but not less than annually, the compensation of the officers of the corporation and to make recommendations concerning such compensation to the Board; (b) to consider incentive compensation plans for the employees of the corporation; (c) to carry out the duties assigned to the Compensation Committee under any stock option plan or other plan approved by the corporation; (d) to consult with the Chief Executive Officer or the President concerning any compensation matters deemed appropriate by the Chief Executive Officer or the President or the Compensation Committee; and (e) to perform such other duties as shall be assigned to the Compensation Committee by the Board.

                     3.16.4          NOMINATING AND ORGANIZATION COMMITTEE

         The Board may, in its discretion, designate a Nominating and Organization Committee consisting of one or more Directors as it may from time to time determine. The duties of the Nominating and Organization Committee shall consist of the following: (a) to report and make recommendations to the Board on the size and composition of the Board and nominees for Directors;
(b) to evaluate the performance of the officers of the corporation and together with management, select and recommend to the Board appropriate individuals for election, appointment and promotion as officers of the corporation and ensure the continuity of capable management; (c) to report and make recommendations to the Board on the organization of the corporation; and (d) to perform such other duties as shall be assigned to the Nominating and Organization Committee by the Board.

                     3.16.5          MINUTES OF MEETINGS

         All committees so appointed shall keep regular minutes of their meetings and shall cause them to be recorded in books kept for that purpose.

                     3.16.6          QUORUM AND MANNER OF ACTING

         A majority of the number of Directors composing any committee of the Board, as established and fixed by resolution of the Board, shall constitute a quorum for the transaction of business at any meeting of such committee but, if less than a majority are present at a meeting, a majority of such Directors present may adjourn the meeting from time to time without further notice. The act of a majority of the members of a committee present at a meeting at which a quorum is present shall be the act of such committee.

                     3.16.7          RESIGNATION

         Any member of any committee may resign at any time by delivering written notice to the Chairman of the Board, the Chief Executive Officer, the President, the Secretary, the Board or the Chairman of such committee. Any such resignation shall take effect at the time specified therein or, if the time is not specified, upon delivery thereof and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                     3.16.8          REMOVAL

         The Board may remove from office any member of any committee elected or appointed by it, but only by the affirmative vote of not less than a majority of the number of Directors fixed by or in the manner provided in these Bylaws.

         3.17        COMPENSATION

         By Board resolution, Directors and committee members may be paid their expenses, if any, of attendance at each Board or committee meeting, a fixed sum for attendance at each Board or committee meeting, or a stated salary as Director or a committee member, or a combination of the foregoing. No such payment shall preclude any Director or committee member from serving the corporation in any other capacity and receiving compensation therefor.

SECTION 4.  OFFICERS

         4.1         NUMBER

         The officers of the corporation shall be a Chief Executive Officer, a President, a Secretary and a Treasurer, each of whom shall be elected by the Board. One or more Vice Presidents and such other officers and assistant officers, including a Chairman of the Board, may be elected or appointed by the Board, such officers and assistant officers to hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as may be provided by resolution of the Board. Any officer may be assigned by the Board any additional title that the Board deems appropriate. The Board may delegate to any officer or agent the power to appoint any such subordinate officers or agents and to prescribe their respective terms of office, authority and duties. Any two or more offices may be held by the same person.

         4.2         ELECTION AND TERM OF OFFICE

         The officers of the corporation shall be elected annually by the Board at the Board meeting held after the annual meeting of the stockholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as a Board meeting conveniently may be held. Unless an officer dies, resigns or is removed from office, he or she shall hold office until the next annual meeting of the Board or until his or her successor is elected.

         4.3         RESIGNATION

         Any officer may resign at any time by delivering written notice to the Chairman of the Board, the Chief Executive Officer, the President, a Vice President, the Secretary or the Board. Any such resignation shall take effect at the time specified therein or, if the time is not specified, upon delivery thereof and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         4.4         REMOVAL

         Any officer or agent elected or appointed by the Board may be removed by the Board whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

         4.5         VACANCIES

         A vacancy in any office because of death, resignation, removal, disqualification, creation of a new office or any other cause may be filled by the Board for the unexpired portion of the term, or for a new term established by the Board.

         4.6         CHAIRMAN OF THE BOARD

         If elected, the Chairman of the Board shall perform such duties as shall be assigned to him or her by the Board from time to time and shall preside over meetings of the Board and stockholders unless another officer is appointed or designated by the Board as chairman of such meeting.

         4.7         CHIEF EXECUTIVE OFFICER

         The Chief Executive Officer shall be the chief executive officer of the corporation, shall preside over meetings of the Board and stockholders in the absence of a Chairman of the Board and, subject to the Board's control, shall supervise and control all of the assets, business and affairs of the corporation. The Chief Executive Officer may sign certificates for shares of the corporation, deeds, mortgages, bonds, contracts or other instruments, except when the signing and execution thereof have been expressly delegated by the Board or by these Bylaws to some other officer or agent of the corporation or are required by law to be otherwise signed or executed by some other officer or in some other manner. In general, the Chief Executive Officer shall perform all duties incident to the office of Chief Executive Officer and such other duties as are prescribed by the Board from time to time.

         4.8         PRESIDENT

         In the event of the death of the Chief Executive Officer or his inability to act, the President shall perform the duties of the Chief Executive Officer, except as may be limited by resolution of the Board, with all the powers of and subject to all the restrictions upon the Chief Executive Officer. The President may sign with the Secretary or any Assistant Secretary certificates for shares of the corporation. The President shall have, to the extent authorized by the Chief Executive Officer or the Board, the same powers as the Chief Executive Officer to sign deeds, mortgages, bonds, contracts or other instruments. The President shall perform such other duties as from time to time may be assigned to him or her by the Chief Executive Officer or the Board.

         4.9         VICE PRESIDENT

         In the event of the death of the President or his or her inability to act, the Vice President (or if there is more than one Vice President, the Vice President who was designated by the Board as the successor to the President, or if no Vice President is so designated, the Vice President first elected to such office) shall perform the duties of the President, except as may be limited by resolution of the Board, with all the powers of and subject to all the restrictions upon the President. Any Vice President may sign with the Secretary or any Assistant Secretary certificates for shares of the corporation. Vice Presidents shall have, to the extent authorized by the President or the Board, the same powers as the President to sign deeds, mortgages, bonds, contracts or other instruments. Vice Presidents shall perform such other duties as from time to time may be assigned to them by the President or the Board.

         4.10        SECRETARY

         The Secretary shall be responsible for preparation of minutes of meetings of the Board and stockholders, maintenance of the corporation's records and stock registers, and authentication of the corporation's records and shall in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the President or the Board. In the absence of the Secretary, an Assistant Secretary may perform the duties of the Secretary.

         4.11        TREASURER

         The Treasurer shall have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in banks, trust companies or other depositories selected in accordance with the provisions of these Bylaws; sign certificates for shares of the corporation; and in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the President or by the Board. In the absence of the Treasurer, an Assistant Treasurer may perform the duties of the Treasurer.

         4.12        SALARIES

         The salaries of the officers shall be fixed from time to time by the Board or by any person or persons to whom the Board has delegated such authority. No officer shall be prevented from receiving such salary by reason of the fact that he or she is also a Director of the corporation.

SECTION 5.  CONTRACTS, LOANS, CHECKS AND DEPOSITS

         5.1         CONTRACTS

         The Board may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation. Such authority may be general or confined to specific instances.

         5.2         LOANS TO THE CORPORATION

         No loans for borrowed money shall be contracted on behalf of the corporation and no evidences of indebtedness for borrowed money shall be issued in its name unless authorized by a resolution of the Board. Such authority may be general or confined to specific instances.

         5.3         CHECKS, DRAFTS, ETC.

         All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such





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
officer or officers, or agent or agents, of the corporation and in such manner as is from time to time determined by resolution of the Board.

         5.4         DEPOSITS

         All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board may select.

SECTION 6.  CERTIFICATES FOR SHARES AND THEIR TRANSFER

         6.1         ISSUANCE OF SHARES

         No shares of the corporation shall be issued unless authorized by the Board, which authorization shall include the maximum number of shares to be issued and the consideration to be received for each share.

         6.2         CERTIFICATES FOR SHARES

         Certificates representing shares of the corporation shall be signed by the Chief Executive Officer or the President, or a Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, any of whose signatures may be a facsimile. The Board may in its discretion appoint responsible banks, trust companies or other professionals from time to time to act as transfer agents and registrars of the stock of the corporation; and, when such appointments shall have been made, no stock certificate shall be valid until countersigned by one of such transfer agents and registered by one of such registrars. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person was such officer, transfer agent or registrar at the date of issue. All certificates shall include on their face written notice of any restrictions that may be imposed on the transferability of such shares and shall be consecutively numbered or otherwise identified.

         6.3         STOCK RECORDS

         The stock transfer books shall be kept at the registered office or principal place of business of the corporation or at the office of the corporation's transfer agent or registrar. The name and address of each person to whom certificates for shares are issued, together with the class and number of shares represented by each such certificate and the date of issue thereof, shall be entered on the stock transfer books of the corporation. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

         6.4         RESTRICTION ON TRANSFER

         Except to the extent that the corporation has obtained an opinion of counsel acceptable to the corporation that transfer restrictions are not required under applicable securities laws, or has otherwise satisfied itself that such transfer restrictions are not required, all certificates representing shares of the corporation shall bear a legend on the face of the certificate, or on the reverse of the certificate if a reference to the legend is contained on the face, that reads substantially as follows:

         "The securities evidenced by this certificate have not been registered under the Securities Act of 1933 or any applicable state law, and no interest therein may be sold, distributed, assigned, offered, pledged or otherwise transferred unless (a) there is an effective registration statement under such Act and applicable state securities laws covering any such transaction involving said securities or (b) this corporation receives an opinion of legal counsel for the holder of these securities (concurred in by legal counsel for this corporation) stating that such transaction is exempt from registration or this corporation otherwise satisfies itself that such transaction is exempt from registration. Neither the offering of the securities nor any offering materials have been reviewed by any administrator under the Securities Act of 1933 or any applicable state law."

         6.5         TRANSFER OF SHARES

         The transfer of shares of the corporation shall be made only on the stock transfer books of the corporation pursuant to authorization or document of transfer made by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney-in-fact authorized by power of attorney duly executed and filed with the Secretary of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificates for a like number of shares shall have been surrendered and canceled.

         6.6         LOST OR DESTROYED CERTIFICATES

         In the case of a lost, destroyed or mutilated certificate, a new certificate may be issued therefor upon such terms and indemnity to the corporation as the Board may prescribe.

         6.7         SHARES OF ANOTHER CORPORATION

         Shares owned by the corporation in another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the Board may determine or, in the absence of such determination, by the Chief Executive Officer, the President or any Vice President of the corporation.

SECTION 7.  BOOKS AND RECORDS

         The corporation shall keep correct and complete books and records of account, stock transfer books, minutes of the proceedings of its stockholders and Board and such other records as may be necessary or advisable.

SECTION 8.  ACCOUNTING YEAR

         The accounting year of the corporation shall be the calendar year, provided that if a different accounting year is at any time selected for purposes of federal income taxes, the accounting year shall be the year so selected.

SECTION 9.  SEAL

         The seal of the corporation, if any, shall consist of the name of the corporation, the state of its incorporation and the year of its incorporation.

SECTION 10.  INDEMNIFICATION

         10.1        RIGHT TO INDEMNIFICATION

         Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a Director or officer of the corporation or that, being or having been such a Director or officer of the corporation, he or she is or was serving at the request of the corporation as a Director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as such a Director or officer or in any other capacity while serving as such a Director or officer, shall be indemnified and held harmless by the corporation to the full extent permitted by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than permitted prior thereto), or by other applicable law as then in effect, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a Director or officer and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that except as provided in subsection 10.2 hereof with respect to proceedings seeking to enforce rights to indemnification, the corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized or ratified by the Board. The right to indemnification conferred in





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
this subsection 10.1 shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that if the DGCL requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this subsection 10.1 or otherwise.

         10.2        RIGHT OF INDEMNITEE TO BRING SUIT

         If a claim under subsection 10.1 hereof is not paid in full by the corporation within 60 days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. The indemnitee shall be presumed to be entitled to indemnification under this Section 10 upon submission of a written claim (and, in an action brought to enforce a claim for an advancement of expenses, where the required undertaking, if any is required, has been tendered to the corporation), and thereafter the corporation shall have the burden of proof to overcome the presumption that the indemnitee is not so entitled. Neither the failure of the corporation (including its Board, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances nor an actual determination by the corporation (including its Board, independent legal counsel or its stockholders) that the indemnitee is not entitled to indemnification shall be a defense to the suit or create a presumption that the indemnitee is not so entitled.

         10.3        NONEXCLUSIVITY OF RIGHTS

         The rights to indemnification and to the advancement of expenses conferred in this Section 10 shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, agreement, vote of stockholders or disinterested Directors, provisions of the Certificate of Incorporation or Bylaws of the corporation or otherwise. Notwithstanding any amendment to or repeal of this Section 10, any indemnitee shall be entitled to indemnification in accordance with the provisions hereof with respect to any acts or omissions of such indemnitee occurring prior to such amendment or repeal.





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
         10.4        INSURANCE, CONTRACTS AND FUNDING

         The corporation may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL. The corporation, without further stockholder approval, may enter into contracts with any Director, officer, employee or agent in furtherance of the provisions of this Section 10 and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Section 10.

         10.5        INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE CORPORATION

         The corporation may, by action of the Board, grant rights to indemnification and advancement of expenses to employees or agents or groups of employees or agents of the corporation with the same scope and effect as the provisions of this Section 10 with respect to the indemnification and advancement of expenses of Directors and officers of the corporation; provided, however, that an undertaking shall be made by an employee or agent only if required by the Board.

         10.6        PERSONS SERVING OTHER ENTITIES

         Any person who is or was a Director or officer of the corporation who is or was serving (a) as a Director or officer of another corporation of which a majority of the shares entitled to vote in the election of its Directors is held by the corporation or (b) in an executive or management capacity in a partnership, joint venture, trust or other enterprise of which the corporation or a wholly owned subsidiary of the corporation is a general partner or has a majority ownership shall be deemed to be so serving at the request of the corporation and entitled to indemnification and advancement of expenses under subsection 10.1 hereof.

         10.7        PROCEDURES FOR THE SUBMISSION OF CLAIMS

         The Board may establish reasonable procedures for the submission of claims for indemnification pursuant to this Section 10, determination of the entitlement of any person thereto and review of any such determination. Such procedures shall be set forth in an appendix to these Bylaws and shall be deemed for all purposes to be a part hereof.

SECTION 11.  AMENDMENTS OR REPEAL

         The Board of Directors shall have the power to adopt, amend or repeal the Bylaws of this corporation; provided, however, the Board of Directors may not repeal or amend any bylaw that the stockholders have expressly provided may not be amended or repealed





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
by the Board of Directors. The stockholders shall also have the power to adopt, amend or repeal the Bylaws of this corporation.

         Notwithstanding any amendment to Section 10 hereof or repeal of these Bylaws, or of any amendment or repeal of any of the procedures that may be established by the Board pursuant to Section 10 hereof, any indemnitee shall be entitled to indemnification in accordance with the provisions hereof and thereof with respect to any acts or omissions of such indemnitee occurring prior to such amendment or repeal.

         The foregoing Bylaws were adopted by the Board of Directors on May 28, 1996.

                                        //s//  Jeffrey P. Bezos
                                        ------------------------------
                                        Jeffrey P. Bezos, Secretary





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